Aviation Specialists Group
                          1037 Sterling Road, Suite 203
                             Herndon, Virginia 20170




                                                   June 17, 2004




CONTINENTAL AIRLINES, INC.
1600 Smith Street
Houston, TX  77002

            Re: FINAL PROSPECTUS SUPPLEMENT, DATED JUNE 18, 2004, TO THE PROSPECTUS DATED AUGUST 23, 2001, INCLUDED IN REGISTRATION STATEMENT NO. 333-67886 OF CONTINENTAL AIRLINES, INC.

Ladies and Gentlemen:

            We consent to the use of the report prepared by us with respect to the aircraft referred to therein, to the summary of such report in the text under the headings "Prospectus Supplement Summary--Equipment Notes and the Aircraft," "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals--The Appraisals" and "Experts" in the above-captioned Final Prospectus Supplement and to the references to our name under the headings "Description of the Aircraft and the Appraisals--The Appraisals" and "Experts" in such Final Prospectus Supplement.

                                    Sincerely,

                                    Aviation Specialists Group


                                    /s/ FRED J. KLEIN
                                    --------------------------------------------
                                    Name:  Fred J. Klein
                                    Title: President